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                                                                    EXHIBIT 23.7

                CONSENT OF GILBERT LAUSTEN JUNG ASSOCIATES, LTD.

              [GILBERT LAUSTSEN JUNG ASSOCIATES LTD. LETTER HEAD]

                               LETTER OF CONSENT

TO:   Southern Mineral Corporation
      The Securities and Exchange Commission

Re: Neutrino Resources Inc.
---------------------------

     We refer to the following report prepared by Gilbert Laustsen Jung Associates Ltd.:

     - the Reserve Determination and Evaluation of the Canadian Oil and Gas Properties of Neutrino Resources Inc. effective January 1, 2000, dated January 6, 2000.

     We hereby consent to the use of our name, reference to and excerpts from the said reports by Southern Mineral Corporation in the Registration Statement on Form S-8 of Southern Mineral Corporation.

                         Yours very truly,

                         GILBERT LAUSTSEN JUNG ASSOCIATES LTD.

                         /s/ Wayne W. Chow
                         --------------------------
                         Wayne W. Chow, P. Eng.
                         Vice-President

Calgary, Alberta
February 13, 2001